UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 6, 2008

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2008, Geraldine B. Laybourne, Founder and former Chairman and Chief Executive Officer of Oxygen Media, was appointed to the Board of Directors (the “Board”) of Electronic Arts Inc. (the “Company”) as an independent director. The authorized size of the Board has been increased from eight to nine directors. In connection with her appointment to the Board, Ms. Laybourne has also been appointed to the Compensation Committee of the Board, replacing Richard A. Simonson. Mr. Simonson will no longer serve on the Compensation Committee but will remain a member of the Audit Committee of the Board.

Ms. Laybourne shall receive an annual retainer as a non-employee director of $50,000 and an additional $7,500 per year for her service on the Compensation Committee. The Company’s non-employee directors may elect to receive all or part of their cash compensation in the form of the Company’s common stock. In addition, Ms. Laybourne has been granted an option grant to purchase 17,500 shares of the Company’s common stock and 2,500 restricted stock units issued under the Company’s 2000 Equity Incentive Plan. The exercise price of the stock options will be the closing price of the Company’s common stock on November 5, 2008, the effective date of Ms. Laybourne’s appointment. The stock options are exercisable as to 2% of the underlying shares on the original grant date, and the remaining will continue to vest in additional 2% increments on the first calendar day of each month thereafter so long as Ms. Laybourne continues as a director. The restricted stock units will vest in 25% increments annually over four years from the original grant date.

Ms. Laybourne has entered into the Company’s standard form of Indemnity Agreement, which provides for indemnification of a director to the maximum extent allowed by Delaware law.

A press release announcing Ms. Laybourne’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated November 6, 2008, relating to Electronic Arts Inc.’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: November 6, 2008	By:	/s/ Stephen G. Bené
Stephen G. Bené Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated November 6, 2008, relating to Electronic Arts Inc.’s Board of Directors.